Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406) and on Form S-3 (Nos. 333-184878, 33-38869, 333-46055, 333-45377, 333-56873, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-135816, 333-135962, 333-137093, and 333-178413) of Vector Group Ltd. of our report dated February 28, 2013, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Miami, Florida
February 28, 2013